Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                              -------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                               GRIFFON CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                    11-1893410
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

100 Jericho Quadrangle, Jericho,  New York                 11753
 (Address of principal executive offices)                (Zip Code)

                             1998 STOCK OPTION PLAN
                  SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN
             1998 EMPLOYEE & DIRECTOR STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plans)

                           Robert Balemian, President
                               Griffon Corporation
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                     (Name and address of agent for service)

                                 (516) 938-5544
          (Telephone number, including area code, of agent for service)
                            -----------------------
                                    copy to:
                            David H. Lieberman, Esq.
                     Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820
                             ----------------------
                         CALCULATION OF REGISTRATION FEE

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Title of Each                                                         Proposed Maximum      Proposed Maximum
Class of Securities                      Amount to be                 Offering              Aggregate            Amount of
to be Registered                         Registered (1)               Price Per Share(2)    Offering Price(2)    Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,                            1,000,000 shs.(3)                $10.28              $10,280,000             $3,033
par value $.25
per share together with
the associated Preferred
Share Purchase Rights

Common Stock,                              500,000 shs.(4)                $10.28               $5,140,000             $1,517
par value $.25
per share together with
the associated Preferred
Share Purchase Rights

Common Stock,                            1,350,000 shs(5)                 $10.28              $13,878,000             $4,094
par value $.25
per share together with
the associated Preferred
Share Purchase Rights

--------------------------------------------------------------------------------

(1) The Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the plans.
(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Company's Common Stock reported on the consolidated reporting system on August 20, 1998, pursuant to Rule 457.
(3) Represents shares of Common Stock issuable under the Griffon Corporation 1998 Stock Option Plan.
(4) Represents shares of Common Stock issuable under the Griffon Corporation Senior Management Incentive Compensation Plan.
(5) Represents shares of Common Stock issuable under the Griffon Corporation 1998 Employee & Director Stock Option Plan, as amended.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------
     The following documents have been filed by the Company with the Commission (File No. 1-6620) pursuant to the Exchange Act, are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

(2) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended December 31, 1997, March 31, 1998 and June 30, 1998;

(3) The Company's Proxy Statement dated December 19, 1997 for its 1998 annual meeting of stockholders.

(4) The Registration Statement on Form 8-A dated January 19, 1993 with respect to the Company's Common Stock (File No. 1-6620), including any amendment or report filed for the purpose of updating the description of the Common Stock contained therein.

(5) The Registration Statement on Form 8-A dated May 16, 1996 with respect to the Company's Preferred Share Purchase Rights.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference
(except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary, Griffon Corporation, 100 Jericho Quadrangle, Suite 224, Jericho, New York 11753, (516) 938-5544.

Item 4.   Description of Securities.
          -------------------------
     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------
     Harvey R. Blau, a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C. ("BKW&L") is Chairman of the Board and Chief Executive Officer of the Registrant. As of August 18, 1998, Mr. Blau owns 418,657 shares of Common Stock, and 2,465,000 options to purchase Common Stock granted to Mr. Blau pursuant to the Registrant's various stock option plans. Edward I. Kramer, also a member of BKW&L, is Vice President, Administration and Secretary for the Registrant. As of August 18, 1998, Mr. Kramer owns 40,500 shares of Common Stock, and 50,000 options to purchase Common Stock granted to Mr. Kramer pursuant to the Registrant's various stock option plans.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------
     Under provisions of the Certificate of Incorporation and the By-Laws of the Company, each person who is or was a director or officer of the Company may be indemnified by the Company to the full extent permitted or authorized by the General Corporation Law of the State of Delaware.

     Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or if a criminal suit is settled, such a person may be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgements, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person may be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

     The Company and its officers and directors are covered by officers and directors liability insurance. The policy coverage is $30,000,000, which includes reimbursement for costs and fees. There is a maximum deductible under the policy of $100,000 for each claim. The Company has entered into
Indemnification Agreements with its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

Item 7.   Exemption from registration claimed.
          -----------------------------------
     Not applicable.

Item 8.   Exhibits.
          --------
     4.1  1998 Stock Option Plan.
     4.2  Senior Management Incentive Compensation Plan.
     4.3  1998 Employee & Director Stock Option Plan, as amended.
     5    Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.
     23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5.
     23.2 Consent of Arthur Andersen LLP.
     24   Powers of Attorney - included in signature page hereof.

 Item 9.  Undertakings.
          ------------
     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
               (a)(l)(i)  and  (a)(l)(ii)  do  not  apply  if  the  registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the
               Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jericho, New York on the 26th day of August, 1998.

                                         GRIFFON CORPORATION

                                         By: /S/ Harvey R. Blau
                                             ------------------------------
                                                Harvey R. Blau
                                                Chairman of the Board
                                                (Principal Executive Officer)

                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the 26th day of August, 1998 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Harvey R. Blau and Robert Balemian, and each of them acting individually, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities indicated below which they or either of them may deem necessary or advisable to enable Griffon Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

           Signature                     Title
           ---------                     -----
/S/     Harvey R. Blau
----------------------                Chairman of the Board
        Harvey R. Blau                (Principal Executive Officer)

/S/     Robert Balemian
-----------------------               President and Director
        Robert Balemian               (Principal Financial Officer)

/S/     Patrick Alesia
----------------------                Vice President and Treasurer
        Patrick Alesia                (Principal Accounting Officer)

/S/     Henry A. Alpert
-----------------------               Director
        Henry A. Alpert

/S/     Bertrand M. Bell
------------------------              Director
        Bertrand M. Bell

/S/     Robert Bradley
------------------------              Director
        Robert Bradley

/S/     Abraham M. Buchman
--------------------------            Director
        Abraham M. Buchman

/S/     Clarence A. Hill, Jr.
-----------------------------         Director
        Clarence A. Hill, Jr.

/S/     Ronald J. Kramer
------------------------              Director
        Ronald J. Kramer

/S/     James W. Stansberry
---------------------------           Director
        James W. Stansberry

/S/     Martin S. Sussman
-------------------------             Director
        Martin S. Sussman

/S/     William H. Waldorf
--------------------------            Director
        William H. Waldorf

/S/     Lester L. Wolff
-----------------------               Director
        Lester L. Wolff